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                                                                Exhibit 23(h)(3)


                  ADDENDUM NO. 2 TO ADMINISTRATION AGREEMENT


          This Addendum No. 2, dated as of the 15th day of December, 2000, between THE COMMERCE FUNDS, a Delaware Business Trust having its principal office and place of business at 4900 Sears Tower, Chicago, IL (the "Trust") and GOLDMAN SACHS ASSET MANAGEMENT, with its principal office and place of business in New York, New York (the "Administrator");

          WHEREAS, the Trust and the Administrator have entered into an Administration Agreement dated as of November 8, 1994, as amended (the "Administration Agreement"), pursuant to which the Trust appointed the Administrator to act as the administrator to the Trust for its Short-Term Government Fund, Bond Fund, Balanced Fund, Growth Fund, International Equity Fund, MidCap Growth Fund, Value Fund, National Tax-Free Intermediate Bond Fund and Missouri Tax-Free Intermediate Bond Fund, (each a "Fund");

          WHEREAS, the Trust has notified the Administrator that it has established a Core Equity Fund and Kansas Tax-Free Intermediate Bond Fund, and that it desires to retain the Administrator to act as the administrator therefor, and the Administrator has notified the Trust that it is willing to serve as administrator for the Core Equity Fund and Kansas Tax-Free Intermediate Bond Fund;

          NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Appointment.  The Trust hereby appoints the Administratorto act
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as administrator to the Trust for the Core Equity Fund and Kansas Tax-Free
Intermediate Bond Fund for the period and on the terms set forth in the Administration Agreement. The Administrator hereby accepts such appointment and agrees to render the services set forth in the Administration Agreement for the compensation herein provided.

          2.   Compensation.  For the services provided and the expenses
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assumed pursuant to the Administration Agreement with respect to the Core Equity
Fund and Kansas Tax-Free Intermediate Bond Fund, the Trust will pay the Administrator and the Administrator will accept as full compensation therefor fees, computed daily and paid monthly, based on the net assets of the Core
Equity Fund and Kansas Tax-Free Intermediate Bond Fund, considered at the following annual rate: 0.15 of 1% of the Core Equity Fund and 0.15 of 1% of the Kansas Tax-Free Intermediate Bond Fund's average daily net assets.

          3.   Capitalized Terms.  From and after the date hereof, the term
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"Fund" as used in the Administration Agreement shall be deemed to include the
Core Equity Fund and Kansas Tax-Free Intermediate Bond Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Administration Agreement.
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          4.   Miscellaneous.  Except to the extent supplemented hereby, the
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Administration Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby. This Addendum No. 2 may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                           THE COMMERCE FUNDS


                                           By:: /s/ William R. Schuetter
                                                ------------------------------
                                                William R. Schuetter
                                                Vice President

                                           GOLDMAN SACHS ASSET MANAGEMENT


                                           By:  /s/ John Perlowski
                                                ------------------------------
                                                Name:  John Perlowski
                                                Title: Vice President

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